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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       SECURITIES EXCHANGE ACT OF 1934

                      ----------------------------------

        Date of Report (Date of earliest event reported): May 24, 1994

                               PHH CORPORATION

            (Exact name of registrant as specified in its charter)

      Maryland             0-1631-2            52-0551284
   (State or other         (Commission          (IRS Employer
   jurisdiction of        File Number)       Identification No.)
   incorporation)

11333 McCormick Road                                21031
Hunt Valley, Maryland                            (Zip Code)
(Address of principal
 executive offices)

     Registrant's telephone number, including area code: (410) 771-3600

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Item 5. Other Events.

    Filed herewith is the Registrant's fourth quarter earnings release for fiscal year ended April 30, 1994.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      PHH CORPORATION


                                      /s/Roy A. Meierhenry
                                      ----------------------------------------
May 24, 1994
                                      Roy A. Meierhenry
                                      Senior Vice President and
                                      Chief Financial Officer




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FOR IMMEDIATE RELEASE:

CONTACT:      Analysts:        Gene Truett           410/771-2463
              Press:           Peter Brinch          410/771-2519

                  PHH CORPORATION ANNOUNCES RECORD RESULTS;
                  10 CONSECUTIVE QUARTERS OF RISING EARNINGS
            Full Year Net Income up 14%, Earnings Per Share Up 12%

    HUNT VALLEY, MARYLAND, May 23, 1994--PHH Corporation (NYSE:PHH) today reported record net income, earnings per share, and revenues for the year ended April 30, 1994. Net income increased 14 percent to $64.6 million compared with $56.4 million for the prior year. Earnings per share increased 12 percent to $3.64 up from $3.25 for the prior year. Worldwide revenues increased 6 percent to $2.1 billion from $2.0 billion.
    For the fourth quarter of fiscal 1994, net income was $18.2 million, earnings per share were $1.03, and revenues were $533.9 million.
    "We are extremely proud of our accomplishments in fiscal 1994 and continuing our trend of 10 consecutive increases in quarterly earnings," said PHH Chairman and CEO Robert D. Kunisch. "We achieved our stated growth objectives, increased the number of new client signings and introduced many new and enhanced productivity services to the marketplace."

                        MORTGAGE BANKING HAS BEST YEAR
    In discussing the Company's results, Kunisch said, "By every standard, it was a banner year for our mortgage banking services segment. At year-end, our servicing portfolio stood at $16.6 billion, a fifty percent increase over last year. This portfolio, with its high quality loans, provides us with an excellent long-term earnings stream. Loan originations were up 15 percent, and closings were up 44 percent over the comparable period last year." Kunisch added, "As anticipated, we are seeing a slowdown in refinancing activity because of rising interest rates. We expect this to be offset by expanding new customer groups and broadening our activities with affinity groups, corporations and our supplier networks. These efforts, coupled with the fact that we are beginning FY95 with a fifty percent larger servicing portfolio mean this business segment will remain a major contributor to earnings."


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                VEHICLE MANAGEMENT POSTS SOLID EARNINGS GROWTH
    Commenting on the vehicle management business, Kunisch said, "Gains from strong management fee growth and additional income from new automotive services fee-based products helped produce operating income gains from this business unit. North American operations exceeded our expectations and produced strong results. This unit is benefiting from our efforts toward becoming a broader transaction-based vehicle management services company. In the United Kingdom, results declined as our clients faced continuing pressure from the economy. In Germany, losses were comparable to last year but we are beginning to see a number of positive signs of improvement. Overall we expect this business unit to continue to show good growth in the coming fiscal year."

           CORPORATE DOWNSIZINGS IMPACT RELOCATION AND REAL ESTATE
    Reporting on the relocation and real estate services segment, Kunisch noted, "Results for the year were substantially below prior year. This major shortfall in profits came from steps undertaken this year to integrate our Canadian acquisition and refocus and realign our relocation business segment to meet a changing marketplace. We have taken steps to significantly improve cost efficiency, unbundle our traditional products, and aggressively expand our destination services and other fee-based real estate products. "

                           OUTLOOK FOR FISCAL 1995
    Kunisch concluded, "In fiscal 1995, we expect another excellent year from our vehicle management business aided by significant improvements in Europe. We likewise, expect good recovery performance from our relocation and real estate services business reflecting the results of our cost reduction actions and expanded asset management volume in handling foreclosed properties for the financial services industry. We expect growth in fiscal 1995 to be more evenly distributed over our three business segments than in recent years, thereby enabling us to again meet our stated growth objectives."

                                  ABOUT PHH
    Founded in 1946, PHH Corporation (NYSE:PHH) is a $4.8 billion transnational business services organization. PHH and its operating units deliver productivity gains and expense management by providing vehicle, fuel, relocation, real estate and mortgage banking services to more than 3,000 major corporations and organizations in North America, the United Kingdom and Europe.
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PHH Corporation and Subsidiaries
Consolidated Statements of Income

(Thousands of dollars except per share data)

                                            Three Months                      Year
                                           Ended April 30                Ended April 30

                                         1994          1993         1994             1993
                                       -----------------------   ---------------------------
Revenues:
Vehicle management services            $303,421       $281,495   $1,162,483       $1,069,484
  Relocation and real estate services   196,962        205,573      816,261          829,336
  Mortgage banking services              33,543         28,022      155,935          122,111
                                       -----------------------   ---------------------------
                                        533,926        515,090    2,134,679        2,020,931
                                       -----------------------   ---------------------------

Operating expenses:
Direct costs of operating leases        207,420        189,390      808,894          707,542
Costs, including interest, of carrying  169,898        180,739      717,793          734,640
and
Direct costs of mortgage banking         12,259         11,725       57,091           47,288
services
Interest                                 31,925         32,992      138,617          150,894
Selling, general and administrative      81,829         72,502      302,488          286,329
                                       -----------------------   ---------------------------
503,331                                 487,348      2,024,883    1,926,693
                                       -----------------------   ---------------------------
Income before taxes                      30,595         27,742      109,796           94,238

Income taxes                             12,440         11,119       45,238           37,821
                                       -----------------------   ---------------------------

Net income                              $18,155        $16,623      $64,558          $56,417
                                       -----------------------   ---------------------------
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Net income per share                      $1.03          $0.95        $3.64            $3.25
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Number of shares used in calculation                                 17,741           17,357
of net income per share (in thousands)